Exhibit 99.1

KLDiscovery Inc. Announces Fourth Quarter 2020 Financial Results

Revenue, Net Loss, EBITDA Improve Compared to Third Quarter 2020

McLEAN, Va.—March 17, 2021 — KLDiscovery Inc. (“KLDiscovery” or the “Company”), a leading global provider of electronic discovery, information governance and data recovery services, announced today that revenue for the fourth quarter ended December 31, 2020 was $74.6 million versus $72.3 million in the third quarter of 2020, a 3% increase quarter-over-quarter and a decrease of 7% year-over-year compared to the fourth quarter 2019. Net loss for the fourth quarter of 2020 was $9.8 million compared to $12.7 million in the third quarter of 2020, an improvement of 23% quarter-over-quarter and an improvement of 45% compared to the fourth quarter 2019 net loss of $17.8 million.

EBITDA for the fourth quarter of 2020 was $14.3 million versus $12.3 million in the third quarter of 2020, an increase of 16% quarter-over-quarter and was similar to the $14.4 million in the fourth quarter of 2019. Adjusted EBITDA (which excludes management fees and stock-based compensation, acquisition financing and transaction costs and other items as described below) for the fourth quarter of 2020 was $19.4 million compared to $16.7 million in the third quarter of 2020, an increase of 16% quarter-over-quarter and 13% compared to the fourth quarter of 2019. Reconciliations of EBITDA and Adjusted EBITDA to their comparable GAAP measure are shown in detail below, along with definitions for those terms.

“2020 was an extraordinary year of change and challenges but I am very proud of the accomplishments of the team at KLDiscovery as their efforts and dedication resulted in an excellent fourth quarter,” said Christopher Weiler, CEO of KLDiscovery Inc. “We achieved outstanding improvement in our financial results in the fourth quarter of 2020 compared to the second quarter of 2020 when the COVID-19 pandemic severely impacted the economy. We have done an excellent job managing costs while growing revenue. In Q4 2020 compared to Q2 2020, revenue increased 16%, net loss improved 34%, EBITDA was up 37%, and Adjusted EBITDA increased 59%. We achieved our highest Adjusted EBITDA in six quarters. We ended 2020 with $51.2 million in cash and cash equivalents on our balance sheet and a 579% increase in cash flow from operations compared to 2019 due to continued high cash receipts, cost reductions and tax deferral and credits. All of these improvements came as we implemented permanent cost savings with our data recovery integration and real estate footprint reduction while still investing in technology and research & development.”

Mr. Weiler continued, “We are in the process of evolving KLDiscovery into a company that will service industries beyond the confines of traditional eDiscovery and data recovery. In 2021, we are in the process of making significant technology investments that will change the way our customers interact with our products and services. We are investing to further develop our Nebula platform, which we believe is industry-changing and continues to gain customers and terabytes hosted. Our clients are being driven to cloud-only based hosting solutions, while our competitors use third-party applications exclusively for collections, data processing, data hosting, advanced analytics and natural language processing.  We believe we will be the company that can deliver outstanding customer service while providing our best of class hosting platform through a number of different delivery vehicles intentionally designed to meet diverse geographic and data control needs. We are on a client-centric mission seamlessly delivering a full suite of proprietary software/hardware products and services in a bespoke manner built for and by our clients, wherever and however the client desires. I believe these changes will give our customers unprecedented levels of optionality in how they manage their data and truly differentiate our company while significantly expanding our total addressable market.”

Year 2019-2020 Quarterly Results - Unaudited
	2019 (unaudited)				2020 (unaudited)
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenue	75.0	78.3	78.2	80.5	78.3	64.4	72.3	74.6
Net loss	(13.5)	(11.4)	(11.3)	(17.8)	(12.5)	(14.9)	(12.7)	(9.8)

Net loss per share (basic and diluted)	$(0.32)	$(0.27)	$(0.26)	$(0.42)	$(0.29)	$(0.35)	$(0.30)	$(0.23)
Weighted average outstanding shares (basic and diluted)	42.3	42.4	42.5	42.5	42.5	42.5	42.5	42.5

EBITDA	11.2	13.7	13.4	14.4	12.5	10.4	12.3	14.3
Adjusted EBITDA	15.1	19.6	16.8	17.2	15.0	12.2	16.7	19.4
(in millions except per share data)

2021 Outlook

As previously announced, KLDiscovery is currently limited in its ability to accurately predict what the financial impact will be from the COVID-19 pandemic.  KLDiscovery is not providing full-year 2021 guidance until it gains additional data points about the total operational impact of this global pandemic.

Earnings Conference Call

Management will conduct a conference call at 8:30 AM ET on Thursday, March 18, 2021 to discuss results for the fourth quarter of 2020. The audio portion of the conference call will be broadcast live over the Internet in the Investors section of KLDiscovery's website https://investors.kldiscovery.com.

To join the conference call by telephone, please register via the following link:

http://www.directeventreg.com/registration/event/3093296

Once registered, you will receive an email with Direct Entry and Registrant ID along with dial-in details. An audio recording of the conference call will be available for replay shortly after the call's completion and will remain available for two weeks following the call. To access the recorded conference call, please dial (800) 585-8367 (from the U.S. and Canada) or (416) 621-4642 (from all other countries) using access code 3093296 or visit the Investors section of the KLDiscovery website at https://investors.kldiscovery.com.

KLDiscovery Inc.
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)		(unaudited)

Revenues.......................................................................................	$74,592	$80,527	$289,545	$312,054
Cost of revenues........................................................................	36,260	41,908	147,732	160,845
Gross profit..............................................................................	38,332	38,619	141,813	151,209

Operating expenses
General and administrative.....................................................	15,975	13,126	58,509	55,005
Research and development....................................................	2,033	1,490	7,167	5,945
Sales and marketing.................................................................	8,935	12,305	38,395	48,517
Depreciation and amortization................................................	8,820	9,906	35,955	39,149
Total operating expenses.....................................................	35,763	36,827	140,026	148,616

Income from operations........................................................	2,569	1,792	1,787	2,593

Other expenses
Other expense............................................................................	16	7,389	118	7,511
Interest expense........................................................................	12,356	11,890	50,659	48,377
Loss before income taxes....................................................	(9,803)	(17,487)	(48,990)	(53,295)
Income tax benefit (provision).....................................................	(28)	328	936	719

Net loss....................................................................................	$(9,775)	$(17,815)	$(49,926)	$(54,014)

Other comprehensive income, net of tax
Foreign currency translation.................................................	4,400	2,604	4,947	311
Total other comprehensive income, net of tax.........................	4,400	2,604	4,947	311
Comprehensive loss....................................................................	$(5,375)	$(15,211)	$(44,979)	$(53,703)

Net loss per share - basic and diluted.....................................	$(0.23)	$(0.42)	$(1.17)	$(1.27)

Weighted average shares outstanding - basic and diluted..	42,529,017	40,835,186	42,529,017	42,425,295

Reconciliation of Non-GAAP Financial Matters
(In thousands)
(Unaudited)

	Three Months Ended December 31,		For The Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(9,774)	$(17,815)	$(49,926)	$(54,014)
Interest expense	12,356	11,890	50,659	48,377
Income tax (benefit) expense	(28)	328	936	719
Depreciation and amortization expense	11,698	12,793	47,761	50,407
Loss on debt extinguishment	—	7,203	—	7,203
EBITDA	$14,252	$14,399	$49,430	$52,692
Acquisition, financing and transaction costs	3,629	121	5,210	3,626
Strategic Initiatives:
Sign-on bonus amortization	—	113	188	413
Non-recoverable draw	—	840	304	3,714
Total strategic initiatives	—	953	492	4,127
Management fees, stock compensation and other	933	671	3,658	3,515
Restructuring costs	231	573	2,530	2,209
Systems establishment	403	443	1,969	2,554
Adjusted EBITDA	$19,448	$17,160	$63,289	$68,723

Note:

•

Acquisition, financing and transaction costs include earnout payments, rating agency, letter of credit and revolving facility fees, and transaction costs relating to the business combination with Pivotal Acquisition Corp in December 2019

•	Strategic initiatives include the amortization of one-time expenses related to the hiring of a team of sales personnel.
•	Management fees, stock compensation & other includes consulting fees, expenses related to the Company’s stock compensation plan, business insurance and other expenses.
•	Restructuring costs include severance payments, recruiting fees and retention charges
•	Systems establishment costs include expenses related to IT infrastructure build-out, system automation and ERP implementation

KLDiscovery Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2020	December 31, 2019

Current assets
Cash and cash equivalents	$51,201	$43,407
Accounts receivable, net of allowance
for doubtful accounts of $8,449 and $7,486, respectively	83,985	96,994
Prepaid expenses	7,175	7,296
Other current assets	709	556
Total current assets	143,070	148,253
Property and equipment
Computer software and hardware	72,211	72,228
Leasehold improvements	27,271	26,963
Furniture, fixtures and other equipment	3,365	3,794
Accumulated depreciation	(77,697)	(64,682)
Property and equipment, net	25,150	38,303
Intangible assets, net	109,733	130,568
Goodwill	399,085	395,171
Other assets	2,708	2,617
Total assets	$679,746	$714,912
Current liabilities
Current portion of long-term debt, net	$10,948	$11,689
Accounts payable and accrued expense	33,504	31,270
Current portion of contingent consideration	695	340
Deferred revenue	3,955	4,851
Total current liabilities	49,102	48,150
Long-term debt, net	472,600	468,932
Deferred tax liabilities	7,335	6,294
Other liabilities	8,488	7,771
Total liabilities	537,525	531,147
Commitments and contingencies
Stockholders' equity
Common stock
$0.0001 par value, shares authorized - 200,000,000 shares authorized as of December 31, 2020 and December 31, 2019; shares issued and outstanding - 42,529,017 as of December 31, 2020 and December 31, 2019, respectively	4	4
Preferred Stock
$0.0001 par value, 1,000,000 shares authorized, zero issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	385,387	381,952
Accumulated deficit	(255,424)	(205,498)
Accumulated other comprehensive income	12,254	7,307
Total stockholders' equity	142,221	183,765
Total liabilities and stockholders' equity	$679,746	$714,912

KLDiscovery Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For The Year Ended December 31
	2020	2019
Operating activities
Net loss	$(49,926)	$(54,014)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	47,762	50,407
Non-cash interest	19,450	5,320
Stock-based compensation	3,435	2,265
Provision for losses on accounts receivable	4,088	3,104
Deferred income taxes	1,041	219
Loss on extinguishment of debt	—	7,203
Change in fair value of contingent consideration	98	48
Changes in operating assets and liabilities:
Accounts receivable	10,050	(16,712)
Prepaid expenses and other assets	87	2,404
Accounts payable and accrued expenses	4,675	(8,937)
Deferred revenue	(984)	396
Net cash provided by (used) in operating activities	39,776	(8,297)
Investing activities
Acquisitions, net of cash	(3,124)	(1,950)
Purchases of property and equipment	(10,935)	(13,268)
Net cash used in investing activities	(14,059)	(15,218)
Financing activities
Recapitalization transaction	—	186,503
Revolving credit facility - draws	29,000	54,500
Revolving credit facility - repayments	(29,000)	(54,500)
Payments for capital lease obligations	(1,595)	(1,427)
Issuance of common stock	—	414
Payments on long-term debt	(17,000)	(142,000)
Net cash (used in) provided by financing activities	(18,595)	43,490

Effect of foreign exchange rates	672	(7)
Net increase in cash	7,794	19,968
Cash at beginning of period	43,407	23,439
Cash at end of period	$51,201	$43,407

Supplemental disclosure:
Cash paid for interest	$32,196	$42,693
Income taxes paid, net of refunds	$(195)	$470

Significant noncash investing and financing activities
Assumption of Pivotal Debentures	$-	$200,000
Equity issued for acquisitions	$-	$1,241
Purchases of property and equipment in accounts payable and accrued expenses on the consolidated balance sheets	$394	$129

Investor Contacts:

Dawn Wilson

(703) 520-1498

dawn.wilson@kldiscovery.com

Richard Simonelli

(202) 450-9516

richard.simonelli@kldiscovery.com

Media Contact:
Krystina Jones
(888) 811-3789
krystina.jones@kldiscovery.com

About KLDiscovery

KLDiscovery provides technology-enabled services and software to help law firms, corporations, government agencies and consumers solve complex data challenges. The company has 32 locations, nine data centers and 18 data recovery labs across 18 countries and is a global leader in delivering best-in-class eDiscovery, information governance and data recovery solutions to support the litigation, regulatory compliance, internal investigation and data recovery and management needs of our clients. Serving clients for over 30 years, KLDiscovery offers data collection and forensic investigation, early case assessment, electronic discovery and data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack Data Recovery business, KLDiscovery delivers world-class data recovery, email extraction and restoration, data destruction and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte's Technology Fast 500) and CEO Chris Weiler was recognized as a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is a Relativity Certified Partner and maintains ISO/IEC 27001 Certified data centers around the world. For more information, please email info@kldiscovery.com or visit www.kldiscovery.com.

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding KLDiscovery’s future financial and business performance, attractiveness of KLDiscovery’s product offerings and platform and the value proposition of KLDiscovery’s products, are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside KLDiscovery’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: KLDiscovery’s potential failure to comply with privacy and information security regulations governing the client datasets it processes and stores; the outbreak of disease or similar public health threat, such as COVID-19; KLDiscovery’s ability to operate in highly competitive markets, and potential adverse effects of this competition; risk of decreased revenues if KLDiscovery does not adapt its pricing models; the ability to deliver products and services following a disaster or business continuity event; potential disruption of KLDiscovery’s products, offerings, website and networks; the ability to attract, motivate and retain qualified employees, including members of KLDiscovery’s senior management team; the ability to maintain a high level of client service and expand operations;

potential issues with KLDiscovery’s product offerings that could cause legal exposure, reputational damage and an inability to deliver services; KLDiscovery’s ability to develop new products, improve existing products and adapt its business model to keep pace with industry trends; risk that KLDiscovery’s products and services fail to interoperate with third-party systems; potential unavailability of third-party technology that KLDiscovery uses in its products and services; difficulties resulting from KLDiscovery’s implementation of new consolidated business systems; the ability to comply with various trade restrictions, such as sanctions and export controls, resulting from KLDiscovery’s international operations; potential intellectual property infringement claims; and KLDiscovery’s substantial indebtedness. These risks and other factors discussed in the “Risk Factors” section of KLDiscovery’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”) and any other reports KLDiscovery files with the SEC could cause actual results to differ materially from those expressed or implied by forward-looking statements made by KLDiscovery or on our behalf.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  All statements speak only as of the date made, and unless legally required, KLDiscovery undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including EBTIDA and Adjusted EBITDA. We believe that these measures are relevant and provide useful supplemental information to investors by providing a baseline for evaluation and comparing our operating performance against that of other companies in our industry.

The non- GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies and in the future, we may disclose different non- GAAP financial measures in order to help our investors meaningfully evaluate and compare our results of operations to our previously reported results of operations or to those of other companies in our industry. We believe these non- GAAP financial measures reflect our ongoing operating performance because the isolation of non-cash charges, such as amortization and depreciation, and other items, such as interest, income taxes, management fees and equity compensation, acquisition and transaction costs, restructuring costs, systems establishment and costs associated with strategic initiatives which are incurred outside the ordinary course of our business, provides information about our cost structure and helps us to track our operating progress. We encourage investors and potential investors to carefully review the GAAP financial information and compare them with our EBITDA and adjusted EBITDA.

Adjusted EBITDA

We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. We view adjusted EBITDA as our operating performance measure and as such, we believe that the most directly comparable GAAP financial measure is net loss. In calculating adjusted EBITDA, we exclude from net loss certain items that we believe are not reflective of our ongoing business and exclusion of these items allows us to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions:

•

Acquisition, financing and transaction costs generally represented by non-ordinary course earn-out valuation changes, rating agency fees, letter of credit and revolving facility fees, as well as professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition- and integration-related costs to be a representative component of the day-to-day operating performance of our business.

•

Strategic initiatives expenses relate to costs resulting from pursuing strategic business opportunities. We do not consider the amounts to be representative of the day-to-day operating performance of our business.

•

Management fees, stock compensation and other primarily represents consulting fees and portion of compensation paid to our employees and executives through stock-based instruments. Determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may not align with the actual value realized upon the future exercise or termination of the related stock-based awards. Therefore, we believe it is useful to exclude stock-based compensation to better understand the long-term performance of our core business.

•

Restructuring costs generally represent non-ordinary course costs incurred in connection with a change in a contract or a change in the makeup of our personnel often related to an acquisition. We do not consider the amount of restructuring costs to be a representative component of the day-to-day operating performance of our business.

•

Systems establishment costs relate to non-ordinary course expenses incurred to develop our IT infrastructure, including system automation and enterprise resource planning system implementation. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business.